UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 13, 2009 (April 8, 2009)
CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices)
(818) 734-5300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Capstone Turbine Corporation (the “Company”) and Darren R. Jamison, President and Chief Executive Officer of the Company, revised certain terms of the employment arrangement with Mr. Jamison effective April 8, 2009. Mr. Jamison’s annual base salary was increased to $425,000 from $400,400. Additionally, the period during which Mr. Jamison can earn the special performance bonus of $100,000 to be paid upon achievement of the Company attaining positive cash flow for any two consecutive quarters as set forth in a letter agreement between the Company and Mr. Jamison, dated December 1, 2006, was extended until the end of the Company’s 2010 fiscal year.
     Mr. Jamison’s Change of Control Severance Agreement, effective December 18, 2006, was also amended and restated to extend the term of the agreement to April 8, 2012. Pursuant to the agreement, Mr. Jamison will be entitled to receive a termination benefit of continuation of his base salary for one year if his employment is terminated without cause, other than in connection with a change of control of the Company. If Mr. Jamison’s employment is terminated in connection with a change of control, he will be entitled to salary continuation for eighteen (18) months.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: April 13, 2009	By:	/s/ Edward I. Reich

Edward I. Reich Executive Vice President and Chief Financial Officer